SECURITIES AND EXCHANGE COMMISSION


                    Washington, D.C.   20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported)  June 2,2003


                  INFOTEC BUSINESS SYSTEMS, INC.
     (Exact name of registrant as specified in its charter)


       Nevada                    333-90618                      98- 0358149
(State of other jurisdiction   (Commission File Number)     (IRS Employer
or incorporation)                                         Identification No.)


 444 Columbia Street East, New Westminster, BC V3L 3W9 CANADA
  (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:
                         (604) 777-1707



  (Former name or former address, if changed since last report)




ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

      On June 2, 2003, Infotec completed a private placement of 100,000 units of its securities for a total purchase price of $400,000. Each unit consisted of one common share and one common share purchase warrant exercisable at $4.50 per share during the initial six months and at an exercise price of $5.50 for the final six-month period. Proceeds from the private placement are being used for product and market development and for general working capital purposes. The units were issued to an accredited investor pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

     In conjunction with the private placement, certain directors and  stockholders of the Company agreed to return to Treasury for cancellation a total 8,750,000 common shares, representing  32.4%
of the then outstanding 27,000,000 common shares.


ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

     (c)  Exhibits

          1.   Press release of Infotec Business Systems, Inc. dated
               June 3, 2003



                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INFOTEC BUSINESS SYSTEMS, INC.



                              By:   /s/Robert Danvers
                                    Robert Danvers, President




DATED:  June 11, 2003